Exhibit 10.1

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

By and Among

CHESAPEAKE MIDSTREAM HOLDINGS, L.L.C.

GIP-A HOLDING (CHK), L.P.

GIP-B HOLDING (CHK), L.P.

GIP-C HOLDING (CHK), L.P.

CHESAPEAKE MIDSTREAM VENTURES, L.L.C.

CHESAPEAKE MIDSTREAM GP, L.L.C.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

And

CHESAPEAKE MLP OPERATING, L.L.C.

Dated as of July 28, 2010

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of July 28, 2010 (this “Agreement”), is by and among Chesapeake Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), Chesapeake Midstream GP, L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Chesapeake MLP Operating, L.L.C. (formerly known as Chesapeake Midstream Partners, L.L.C.), a Delaware limited liability company (“MLP Operating”), Chesapeake Midstream Holdings, L.L.C., a Delaware limited liability company (“Holdings”), GIP-A Holding (CHK), L.P., a Delaware limited partnership (“GIP-A”), GIP-B Holding (CHK), L.P., a Delaware limited partnership (“GIP-B”), GIP-C Holding (CHK), L.P., a Delaware limited partnership (“GIP-C”), and Chesapeake Midstream Ventures, L.L.C., a Delaware limited liability company (“Midstream Ventures”). The above-named entities are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, the General Partner and Midstream Ventures have formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

1.	MLP Operating borrowed $124.9 million (the “OLLC Debt”) on a nonrecourse basis under its existing bank line of credit and distributed the cash to Holdings, GIP-A, GIP-B and GIP-C in accordance with their respective ownership interests in MLP Operating.

2.	MLP Operating filed the necessary amendments to its certificate of formation under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) to change its name to “Chesapeake MLP Operating, L.L.C.”

3.	Holdings, GIP-A, GIP-B and GIP-C formed Midstream Ventures under the terms of the Delaware LLC Act, to which Holdings contributed $1,500, GIP-A contributed $527.45, GIP-B contributed $204.59 and GIP-C contributed $767.96 in exchange for a 50% member interest, a 17.5816953% member interest, a 6.8197258% member interest and a 25.5985789% member interest, respectively, in Midstream Ventures.

4.	Midstream Ventures formed the General Partner under the terms of the Delaware LLC Act and contributed $1,000 in exchange for all of the membership interests in the General Partner.

5.	Midstream Ventures and the General Partner formed the Partnership under the terms of the Delaware LP Act and contributed $980 and $20, respectively, in exchange for a 98% limited partner interest and a 2% general partner interest, respectively, in the Partnership.

6.	Midstream Ventures distributed its 98% limited partner interest in the Partnership to Holdings, GIP-A, GIP-B and GIP-C pro rata in accordance with their ownership interests in Midstream Ventures, resulting in limited partnership ownership in the Partnership of 49%, 17.230061443%, 6.683331284% and 25.086607273%, respectively.

WHEREAS, pursuant hereto, each of the following will occur at the times specified hereinafter:

1.	Holdings will convey a portion of its membership interest in MLP Operating (the “Holdings GP Interest”) to Midstream Ventures equal to 1% of the equity value of the Partnership at closing based upon the pricing of its initial public offering (the “Offering”); GIP-A will convey a portion of its membership interest in MLP Operating (the “GIP-A GP Interest”) to Midstream Ventures equal to 0.351633907% of the equity value of the Partnership at closing based upon the pricing of the Offering; GIP-B will convey a portion of its membership interest in MLP Operating (the “GIP-B GP Interest”) to Midstream Ventures equal to 0.136394516% of the equity value of the Partnership at closing based upon the pricing of the Offering; and GIP-C will convey a portion of its membership interest in MLP Operating (the “GIP-C GP Interest,” and together with the Holdings GP Interest, the GIP-A GP Interest and the GIP-B GP Interest, the “GP Interest”) to Midstream Ventures equal to 0.511971577% of the equity value of the Partnership at closing based upon the pricing of the Offering.

2.	Midstream Ventures will convey the GP Interest to the General Partner as a capital contribution.

3.	The General Partner will convey the GP Interest to the Partnership in exchange for a (i) continuation of its 2% general partner interest in the Partnership and (ii) all of the equity interests in the Partnership classified as Incentive Distribution Rights under the Partnership Agreement (the “IDRs”).

4.	Holdings will convey its remaining membership interest in MLP Operating (the “Holdings LP Interest”) to the Partnership in exchange for (i) the Holdings Common Units and (ii) 50% of the Sponsor Subordinated Units (collectively, the “Holdings Consideration”).

5.	GIP-A will convey its remaining membership interest in MLP Operating (the “GIP-A LP Interest”) to the Partnership in exchange for (i) 35.1633907% of the GIP Common Units, (ii) 17.5816953% of the Sponsor Subordinated Units and (iii) the right to receive 35.1633907% of the Deferred Issuance and Distribution (collectively, the “GIP-A Consideration”).

6.	GIP-B will convey its remaining membership interest in MLP Operating (the “GIP-B LP Interest”) to the Partnership in exchange for (i) 13.6394516% of the GIP Common Units, (ii) 6.8197258% of the Sponsor Subordinated Units and (iii) the right to receive 13.6394516% of the Deferred Issuance and Distribution (collectively, the “GIP-B Consideration”).

7.	GIP-C will convey its remaining membership interest in MLP Operating (the “GIP-C LP Interest”) to the Partnership in exchange for (i) 51.1971577% of the GIP Common Units, (ii) 25.5985789% of the Sponsor Subordinated Units and (iii) the right to receive 51.1971577% of the Deferred Issuance and Distribution (collectively, the “GIP-C Consideration”).

8.	In connection with the Offering, the public, through the Underwriters, will contribute an amount agreed upon by the Underwriters and the Partnership pursuant to the Underwriting Agreement, less the Underwriters’ Spread, in exchange for the Firm Units.

9.	The Partnership will (i) pay transaction expenses, estimated at $3.5 million, excluding the Underwriters’ Spread, and (ii) contribute the remaining proceeds from Step 8 above to MLP Operating as a capital contribution.

10.	MLP Operating will use the amount contributed to it pursuant to Step 9 to retire the OLLC Debt and reserve the balance for future partnership purposes.

WHEREAS, the members or partners of the Parties have taken all partnership and limited liability company action, as the case may be, required to approve the transactions contemplated by this Agreement; and

WHEREAS, the Partnership may adjust upward or downward the number of Firm Units to be offered to the public through the Underwriters.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a common unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement

“Effective Time” means 8:00 a.m. prevailing Eastern Time on the date of the closing of the Offering.

“Firm Units” means the Common Units to be sold to the Underwriters pursuant to the terms of the Underwriting Agreement, but does not include any Option Units.

“GIP Common Units” means 20,725,561 Common Units; provided, that if the Partnership increases the number of Firm Units to be offered in the Offering, the GIP Common Units will be decreased by a number of Common Units equal to 65% of such increase in the number of Firm Units, and if the Partnership decreases the number of Firm Units offered to the public through the Underwriters, the GIP Common Units will be increased by a number of Common Units equal to 65% of such decrease in the number of Firm Units (it being understood and agreed, for the avoidance of doubt, that the difference between such percentage and the percentage referred to in the definition of “Holdings Common Units” is to accommodate the corresponding increases or decreases in each of the number of Option Units and Deferred Issuance and Distribution).

“Holdings Common Units” means 23,913,061 Common Units; provided, that if the Partnership increases the number of Firm Units to be offered in the Offering, the Holdings Common Units will be decreased by a number of Common Units equal to 50% of such increase in the number of Firm Units, and if the Partnership decreases the number of Firm Units offered to the public through the Underwriters, the Holdings Common Units will be increased by a number of Common Units equal to 50% of such decrease in the number of Firm Units.

“Option Closing Date” has the meaning assigned to it in the Partnership Agreement.

“Option Units” means the Common Units that the Partnership will agree to issue upon an exercise of the Over-Allotment Option.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated as of January 21, 2010.

“Over-Allotment Option” has the meaning assigned to it in the Partnership Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Appendix A to the Registration Statement.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333-164905), as amended.

“Sponsor Subordinated Units” means 69,076,122 Subordinated Units.

“Subordinated Units” means a subordinated unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Transaction Documents” means (i) the documents set forth in the definition of “Transaction Documents” in the Partnership Agreement, (ii) the Amended and Restated Limited Liability Company Agreement of Midstream Ventures, dated as of August 3, 2010, by and among Midstream Ventures, GIP-A, GIP-B, GIP-C and Holdings, (iii) the Purchase Agreement, by and among Holdings, Chesapeake Midstream Development, L.P., Chesapeake Energy

Corporation, GIP-A Acquisition (CHK), LLC, GIP-B Acquisition (CHK), LLC and GIP-C Acquisition (CHK), LLC, dated as of September 24, 2009, as amended by the Agreement and Amendment to the Purchase Agreement, dated as of August 3, 2010, by and among Holdings, Chesapeake Midstream Development, L.P., Chesapeake Energy Corporation, Midstream Ventures, GIP-A, GIP-B, and GIP-C, and (iv) the Voting Agreement, dated as of August 3, 2010, by and among GIP-A, GIP-B, GIP-C, Holdings, and Chesapeake Energy Corporation, in each case as may be amended, supplemented or restated from time to time.

“Underwriters” means the underwriting syndicate listed in the Underwriting Agreement.

“Underwriters’ Spread” means the total amount of the Underwriters’ discount and structuring fee.

“Underwriting Agreement” means a firm commitment underwriting agreement to be entered into between the Partnership and the underwriters named in the Registration Statement.

ARTICLE II

CONTRIBUTIONS, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

The following shall be completed immediately following the Effective Time in the order set forth herein:

Section 2.1 Execution of the Partnership Agreement. The Partnership, the General Partner, Holdings, GIP-A, GIP-B and GIP-C shall amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as are necessary to reflect any adjustment to the number of Firm Units and Option Units as the Partnership may agree with the Underwriters and such other changes as the Partnership, the General Partner, Holdings, GIP-A, GIP-B and GIP-C may agree.

Section 2.2 Conveyance of the Holdings GP Interest by Holdings to Midstream Ventures. Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Midstream Ventures, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Holdings GP Interest, and Midstream Ventures hereby accepts the Holdings GP Interest.

Section 2.3 Conveyance of the GIP-A GP Interest by GIP-A to Midstream Ventures. GIP-A hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Midstream Ventures, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the GIP-A GP Interest, and Midstream Ventures hereby accepts the GIP-A GP Interest.

Section 2.4 Conveyance of the GIP-B GP Interest by GIP-B to Midstream Ventures. GIP-B hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Midstream Ventures, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the GIP-B GP Interest, and Midstream Ventures hereby accepts the GIP-B GP Interest.

Section 2.5 Conveyance of the GIP-C GP Interest by GIP-C to Midstream Ventures. GIP-C hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Midstream Ventures, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the GIP-C GP Interest, and Midstream Ventures hereby accepts the GIP-C GP Interest.

Section 2.6 Contribution of the GP Interest by Midstream Ventures to the General Partner. Midstream Ventures hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the General Partner, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the GP Interest, as a capital contribution, and the General Partner hereby accepts such GP Interest.

Section 2.7 Contribution of the GP Interest by the General Partner to the Partnership. The General Partner hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the GP Interest, as a capital contribution, in exchange for (i) a continuation of its 2.0% general partner interest in the Partnership and (ii) the issuance of the IDRs, and the Partnership hereby accepts the GP Interest as a contribution of capital to the Partnership.

Section 2.8 Contribution of the Holdings LP Interest by Holdings to the Partnership. Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Holdings LP Interest, as a capital contribution, in exchange for the Holdings Consideration.

Section 2.9 Contribution of the GIP-A LP Interest by GIP-A to the Partnership. GIP-A hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the GIP-A LP Interest, as a capital contribution, in exchange for the GIP-A Consideration.

Section 2.10 Contribution of the GIP-B LP Interest by GIP-B to the Partnership. GIP-B hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the GIP-B LP Interest, as a capital contribution, in exchange for the GIP-B Consideration.

Section 2.11 Contribution of the GIP-C LP Interest by GIP-C to the Partnership. GIP-C hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the GIP-C LP Interest, as a capital contribution, in exchange for the GIP-C Consideration.

Section 2.12 Underwriters’ Cash Contribution. The Parties acknowledge that the Partnership is undertaking the Offering and the Underwriters will, pursuant to the Underwriting Agreement, agree to make a capital contribution to the Partnership of an amount determined pursuant to the Underwriting Agreement in exchange for the issuance by the Partnership of the Firm Units.

Section 2.13 Payment of Transaction Expenses and Contribution of Proceeds by the Partnership. The Parties acknowledge (i) the payment by the Partnership, in connection with the transactions contemplated hereby, of estimated transaction expenses in the amount of approximately $3.5 million (exclusive of the Underwriters’ Spread) and (ii) subject to Section 3.1, the contribution of the balance of the proceeds from the Offering to MLP Operating as a capital contribution, to be used to retire the OLLC Debt and reserve the balance for future partnership purposes.

Section 2.14 Redemption of the Initial Partner Interests in the Partnership and the Return of Initial Capital Contributions. The Partnership (a) hereby redeems (i) the initial 49%, 17.230061443%, 6.683331284% and 25.086607273% limited partner interests in the Partnership held by Holdings, GIP-A, GIP-B and GIP-C, respectively, and (ii) the initial 2.0% general partner interest in the Partnership held by the General Partner and (b) hereby refunds and distributes (i) to Holdings, GIP-A, GIP-B and GIP-C, respectively, the $980 initial capital contribution made by Midstream Ventures to the Partnership along with 98% of any interest or other profit that resulted from the investment or other use of such capital contribution, interest or profit to be distributed on a pro rata basis in accordance with their relative limited partner interests redeemed in clause (a)(i) above and (ii) to the General Partner the $20 initial capital contribution made by it to the Partnership along with 2.0% of any interest or other profit that resulted from the investment or other use of such initial capital contribution.

ARTICLE III

DEFERRED ISSUANCE AND DISTRIBUTION

Section 3.1 Deferred Issuance and Distribution. If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for Option Units on the basis of the Offering price per Common Unit set forth in the Registration Statement. The Partnership will (i) upon the earlier to occur of the expiration of the period to exercise the Over-Allotment Option or the exercise in full of the Over-Allotment Option, issue to GIP-A, GIP-B and GIP-C a number of additional Common Units that, in the aggregate, is equal to the excess, if any, of (x) the maximum number of Common Units issuable pursuant to the Over-Allotment Option over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise(s) of the Over-Allotment Option and (ii) upon each Option Closing Date, make cash distributions to GIP-A, GIP-B and GIP-C of an amount of cash equal to, in the aggregate, the total amount of cash contributed by the Underwriters on or in connection with each such exercise of the Over-Allotment Option, if any, such distributions being treated as reimbursements for capital expenditures made by each of GIP-A, GIP-B and GIP-C. Both the additional Common Units issuable pursuant to clause (i) hereof and the cash distributions distributable pursuant to clause (ii) hereof (collectively, the “Deferred Issuance and Distribution”), when issued and/or distributed, shall be issued and distributed to GIP-A, GIP-B and GIP-C pursuant to Sections 2.9, 2.10 and 2.11 hereof in accordance with the percentages of the Deferred Issuance and Distribution outlined in Steps 5, 6 and 7 of the third recital above.

ARTICLE IV

FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE V

EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II, Article III or Article IV shall be operative or have any effect until the Partnership executes the Underwriting Agreement, at which time all such provisions shall be effective and operative in accordance without further action by any Party.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Order of Completion of Transactions. The transactions provided for in Article II and Article III of this Agreement shall be completed immediately following the Effective Time in the following order: first, the transactions provided for in Article II shall be completed in the order set forth therein; and second, following the completion of the transactions provided for in Article II, the transactions provided for in Article III, if they occur, shall be completed.

Section 6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 6.6 Applicable Law; Forum, Venue and Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. Each of the Parties (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; (ii) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding; (iii) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 6.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 6.9 Integration. This Agreement, together with the other Transaction Documents, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior contracts or agreements among the Parties with respect to the subject matter hereof and the matters addressed or governed hereby or in the other Transaction Documents, whether oral or written. Without limiting the foregoing, each of the Parties acknowledges and agrees that (i) this Agreement is being executed and delivered in connection with each of the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) the performance of this Agreement and the other Transaction Documents and expected benefits herefrom and therefrom are a material inducement to the willingness of the Parties to enter into and perform this Agreement and the other Transaction Documents and the transactions described herein and therein, (iii) the Parties would not have been willing to enter into this Agreement in the absence of the entrance into, performance of, and the economic interdependence of, the Transaction Documents, (iv) the execution and delivery of this Agreement and the other Transaction Documents and the rights and obligations of the parties hereto and thereto are interrelated and part of an integrated transaction being effected pursuant to the terms of this Agreement and the other Transaction Documents, (v) irrespective of the form such documents have taken, or otherwise, the transactions contemplated by this Agreement and the other Transaction Documents are necessary elements of one and the same overall and integrated transaction, (vi) the transactions contemplated by this Agreement and by the other Transaction Documents are economically interdependent and (vii) such Party will cause any of its successors or permitted assigns (including any transferee of such Party) to expressly acknowledge and agree to this Section 6.9 prior to any assignment or transfer of this Agreement, by operation of law or otherwise.

Section 6.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

CHESAPEAKE MIDSTREAM HOLDINGS, L.L.C.

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

GIP-A HOLDING (CHK), L.P.

By:	GIP-A Holding (CHK) GP, LLC, its general partner

By:	/s/ Matthew C. Harris
	Name:	Matthew C. Harris
	Title:	Secretary

GIP-B HOLDING (CHK), L.P.

By:	GIP-B Holding (CHK) GP, LLC, its general partner

By:	/s/ Matthew C. Harris
	Name:	Matthew C. Harris
	Title:	Secretary

GIP-C HOLDING (CHK), L.P.

By:	GIP-C Holding (CHK) GP, LLC, its general partner

By:	/s/ Matthew C. Harris
	Name:	Matthew C. Harris
	Title:	Secretary

CHESAPEAKE MIDSTREAM GP, L.L.C

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

By:	CHESAPEAKE MIDSTREAM GP, L.L.C.,
its general partner

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

CHESAPEAKE MLP OPERATING, L.L.C.

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

CHESAPEAKE MIDSTREAM VENTURES, L.L.C.

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement